Exhibit 99.1

Media Contact:

Tom Rodak

Vice President, Corporate Marketing

(765) 771-5555

tom.rodak@wabashnational.com

Investor Relations:
Mike Pettit

Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces

Record Fourth Quarter and Full Year 2014 Results

•	Record net sales for the third consecutive year of $1.86 billion, up 13.9 percent over prior year
•	Record operating income for the third consecutive year of $122.4 million, up 18.6 percent over prior year
•	Record quarterly net sales of $527 million, up 15.1 percent over prior year period
•	Fourth quarter and full year GAAP earnings of $0.27 and $0.85 per diluted share, up 80.0 percent and 26.9 percent, respectively, over prior year
•	Full year non-GAAP adjusted earnings of $0.89 per diluted share

LAFAYETTE, Ind. – February 3, 2015 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the fourth quarter and full year periods ending December 31, 2014.

Net income for the fourth quarter of 2014 was $19.1 million, or $0.27 per diluted share on net sales of $527 million, a quarterly record for the third consecutive quarter, compared to fourth quarter 2013 net income of $10.4 million, or $0.15 per diluted share on net sales of $458 million. Earnings for the quarter ended December 31, 2013 included the impact of an early extinguishment of debt charge totaling $0.6 million related to a $20 million term loan prepayment made in December 2013. Excluding the impact of this item, non-GAAP adjusted earnings for the fourth quarter of 2013 were $10.8 million, or $0.15 per diluted share.

For the twelve months ended December 31, 2014, the Company reported net income of $60.9 million, or $0.85 per diluted share, on record net sales of $1.86 billion, compared to net income of $46.5 million, or $0.67 per diluted share, on net sales of $1.64 billion for the twelve months ended December 31, 2013. Full year 2014 results included one-time charges net of tax totaling $2.0 million, or $0.03 per diluted share, related to the early extinguishment of debt incurred with the Company’s term loan prepayments during the current year, the transition of three Retail branch locations to independent dealer facilities in May 2014 and the revaluation of deferred income taxes due to changes in statutory tax rates. Excluding the impact of these items, non-GAAP adjusted earnings for the full year 2014 were $63.0 million, or $0.89 per diluted share. Full year 2013 results included one-time charges net of tax totaling $1.7 million, or $0.03 per diluted share, related to the early extinguishment of debt and costs associated with the recent acquisitions of Walker and certain assets of Beall. Excluding the impact of these items, non-GAAP adjusted earnings for the full year 2013 were $48.2 million, or $0.70 per diluted share.

The Company reported operating income of $34.1 million for the fourth quarter of 2014, compared to operating income of $24.1 million for the fourth quarter of 2013. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the fourth quarter of 2014 was $46.1 million, an increase of $10.5 million compared to operating EBITDA for the previous year period. For full year 2014, the Company achieved record operating EBITDA of $169.0 million, or 9.1 percent of net sales, as compared to $149.9 million, or 9.2 percent of net sales, for the previous year. The year-over-year improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategies as well as operational improvements across the Company’s manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands,	December 31,	March 31,	June 30,	September 30,	December 31,
except per share amounts)	2013	2014	2014	2014	2014

Net Sales	$458,354	$358,120	$486,021	$491,697	$527,477

Gross Profit Margin	11.5%	13.0%	12.7%	12.5%	11.9%

Income from Operations	$24,053	$19,465	$33,855	$34,929	$34,137

Net Income	$10,423	$7,296	$16,239	$18,307	$19,088

Diluted EPS	$0.15	$0.10	$0.23	$0.25	$0.27

Non-GAAP Measures(1):

Operating EBITDA	$35,637	$30,618	$45,664	$46,619	$46,147

Operating EBITDA Margin	7.8%	8.5%	9.4%	9.5%	8.7%

Adjusted Earnings	$10,770	$8,337	$16,924	$18,630	$19,088

Adjusted Diluted EPS	$0.15	$0.12	$0.24	$0.26	$0.27

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are very pleased with our results for 2014 as we achieved new record levels of performance across several key financial metrics. The growth and diversification initiatives driven by our long-term strategic plan to transform the Company into a diversified industrial manufacturer with a higher growth and margin profile have continued to gain momentum. This is demonstrated by the achievement of record net sales and operating income for the third consecutive year of $1.86 billion and $122.4 million, respectively, as well as a 30 basis point improvement in operating income margin to 6.6 percent, equaling our best operating income margin ever. Our performance for the year further substantiates the significant progress we have made in our transformation efforts, and underscores our commitment to long-term profitable growth. As always, we continue to implement operational improvements throughout the business and remain committed to further enhancing our margins and growth profile.”

Mr. Giromini continued, “New trailer shipments of 57,350 for the year were consistent with our recently updated guidance and represents an increase of 10,550 trailers, or 22.5 percent, as compared to the previous year. We look forward to 2015 with a healthy backlog of orders totaling $1.09 billion, an increase of 54 percent as compared to the prior year period and representing the highest levels in more than a decade, and a trailer demand forecast well above replacement levels for a fourth consecutive year. Fleet age, customer profitability, used trailer values, regulatory compliance and access to financing all support continued strong trailer demand and provide a favorable pricing environment within specific product lines.”

Fourth Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2014 and 2013, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended December 31,
2014
New trailers shipped	15,750	1,050	900
Net sales	$378,022	$137,919	$47,694
Gross profit	$30,643	$27,263	$4,703
Gross profit margin	8.1%	19.8%	9.9%
Income from operations	$25,201	$14,729	$595
Income from operations margin	6.7%	10.7%	1.2%

2013
New trailers shipped	13,450	800	750
Net sales	$323,825	$122,366	$46,511
Gross profit	$20,961	$26,110	$4,498
Gross profit margin	6.5%	21.3%	9.7%
Income from operations	$14,288	$13,488	$8
Income from operations margin	4.4%	11.0%	0.0%

Commercial Trailer Products’ net sales, prior to the elimination of intersegment sales, increased $54 million, or 16.7 percent, on shipments of 15,750 trailers, representing 2,300 more trailers than the prior year period. This increase in revenue was primarily driven by a 17.1 percent increase in new trailer shipments during the quarter as well as a 2.8 percent increase in average selling prices as compared to the prior year period due to improved pricing and product mix. As a result of higher volumes and improved pricing, gross profit and gross profit margin increased $9.7 million and 160 basis points, respectively, compared to the same period last year. Operating income increased by $10.9 million, or 76.4 percent, to $25.2 million compared to the fourth quarter of 2013, due to increased volume, improved pricing and continued operational improvements.

Diversified Products’ net sales, prior to the elimination of intersegment sales, totaled $138 million for the fourth quarter of 2014, an increase of $16 million, or 12.7 percent, due primarily to higher volume of tank trailers and non-trailer truck mounted equipment offset slightly by reduced sales of engineered products and composite products. Compared to the fourth quarter of 2013, gross profit increased $1.2 million on higher volumes while gross profit margin declined 150 basis points primarily due to higher operating costs related to wood flooring operations and continued pricing pressures on certain composite products. Operating income for the fourth quarter of 2014 was $14.7 million, or 10.7 percent of net sales, an increase of $1.2 million compared to the same period last year.

Retail’s net sales, prior to the elimination of intersegment sales, totaled $48 million for the fourth quarter of 2014. Results for the current quarter, which were consistent with the prior year period, reflect continued strong demand for parts and services despite fewer locations as a result of the transition of three West Coast branches to independent dealers in May 2014. Gross profit margin increased 20 basis points compared to the prior year period to 9.9 percent, primarily as a result of product mix. Operating income for the fourth quarter of 2014 was $0.6 million, an improvement of $0.6 million compared to the same period last year.

2015 Outlook

Mr. Giromini further commented, “Base-loaded with our strongest backlog in more than a decade, we enter 2015 with great momentum from a record 2014, an exceptionally strong trailer demand environment, and operational execution progress being made at an accelerated pace. With that backdrop, and even greater demand projected by industry forecasters, with which we concur, our current expectations are for 2015 demand and performance to exceed 2014.”

Stock Repurchase Program

As part of Wabash National’s effort to further enhance shareholder value, the Company announced a stock repurchase program in December 2014 authorizing management to repurchase, from time to time at the Company’s discretion and subject to market conditions, up to $60 million of the Company’s common stock over a two year period ending December 31, 2016. Purchases may be made in open-market transactions, block transactions on or off an exchange, or in privately negotiated transactions.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s recent acquisitions. Management believes operating EBITDA provides useful information to investors regarding the Company’s results of operations. The Company provides this measure because we believe it is useful for investors to understand the Company’s performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, losses incurred in connection with the Company’s extinguishment of debt, revaluation of deferred income tax assets due to changes in statutory tax rates and net losses recognized upon transitioning certain retail assets to independent dealer facilities. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Fourth Quarter 2014 Conference Call

Wabash National will conduct a conference call to review and discuss its fourth quarter results on February 4, 2015, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through April 29, 2015. Meeting access also will be available via conference call at 888-771-4371, participant code 38835983.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding trailer demand levels, profitability and earnings, opportunity to capture higher margin sales, execution of our capital allocation strategy and whether, how much and the Company’s ability to repurchase shares of common stock of the Company, and the expectations regarding the Company’s growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net sales	$527,477	$458,354	$1,863,315	$1,635,686
Cost of sales	464,756	405,767	1,630,681	1,420,563
Gross profit	62,721	52,587	232,634	215,123

General and administrative expenses	16,804	15,458	61,694	58,666
Selling expenses	6,315	7,568	26,676	30,597
Amortization of intangibles	5,465	5,508	21,878	21,786
Acquisition expenses	-	-	-	883
Income from operations	34,137	24,053	122,386	103,191

Other income (expense):
Interest expense	(5,261)	(5,944)	(22,165)	(26,308)
Other, net	(133)	(560)	(1,759)	740
Income before income taxes	28,743	17,549	98,462	77,623
Income tax expense	9,655	7,126	37,532	31,094
Net income	$19,088	$10,423	$60,930	$46,529
Basic net income per share	$0.28	$0.15	$0.88	$0.67
Diluted net income per share	$0.27	$0.15	$0.85	$0.67

Comprehensive income
Net income	$19,088	$10,423	$60,930	$46,529
Foreign currency translation adjustment	(574)	(114)	(619)	(266)
Net comprehensive income	$18,514	$10,309	$60,311	$46,263

Basic net income per share:
Net income applicable to common stockholders	$19,088	$10,423	$60,930	$46,529
Undistributed earnings allocated to participating securities	(98)	(112)	(481)	(457)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$18,990	$10,311	$60,449	$46,072
Weighted average common shares outstanding	68,993	68,513	68,895	68,460
Basic net income per share	$0.28	$0.15	$0.88	$0.67

Diluted net income per share:
Net income applicable to common stockholders	$19,088	$10,423	$60,930	$46,529
Undistributed earnings allocated to participating securities	(98)	(112)	(481)	(457)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$18,990	$10,311	$60,449	$46,072

Weighted average common shares outstanding	68,993	68,513	68,895	68,460
Dilutive shares from assumed conversion of convertible senior notes	-	253	1,354	63
Dilutive stock options and restricted stock	692	859	814	558
Diluted weighted average common shares outstanding	69,685	69,625	71,063	69,081
Diluted net income per share	$0.27	$0.15	$0.85	$0.67

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

Three Months Ended December 31,	Commercial Trailer Products	Diversified Products	Retail	Corporate and Eliminations	Consolidated
2014
New trailers shipped	15,750	1,050	900	(850)	16,850
Used trailers shipped	100	50	250	-	400

New Trailers	$369,724	$64,755	$23,758	$(18,181)	$440,056
Used Trailers	1,788	1,248	3,976	-	7,012
Components, parts and service	1,071	19,405	18,971	(3,375)	36,072
Equipment and other	5,439	52,511	989	(14,602)	44,337
Total net external sales	$378,022	$137,919	$47,694	$(36,158)	$527,477

Gross profit	$30,643	$27,263	$4,703	$112	$62,721
Income (Loss) from operations	$25,201	$14,729	$595	$(6,388)	$34,137

2013
New trailers shipped	13,450	800	750	(800)	14,200
Used trailers shipped	1,900	50	300	-	2,250

New Trailers	$307,345	$54,062	$22,289	$(19,098)	$364,598
Used Trailers	13,036	746	3,067	-	16,849
Components, parts and service	817	21,277	20,543	(4,424)	38,213
Equipment and other	2,627	46,281	612	(10,826)	38,694
Total net external sales	$323,825	$122,366	$46,511	$(34,348)	$458,354

Gross profit	$20,961	$26,110	$4,498	$1,018	$52,587
Income (Loss) from operations	$14,288	$13,488	$8	$(3,731)	$24,053

Twelve Months Ended December 31, 2014
New trailers shipped	53,550	3,550	3,450	(3,200)	57,350
Used trailers shipped	3,150	150	1,550	-	4,850

New Trailers	$1,250,264	$227,382	$89,041	$(72,862)	$1,493,825
Used Trailers	23,576	4,593	16,946	-	45,115
Components, parts and service	3,475	100,764	80,533	(14,183)	170,589
Equipment and other	15,454	192,351	3,560	(57,579)	153,786
Total net external sales	$1,292,769	$525,090	$190,080	$(144,624)	$1,863,315

Gross profit	$106,407	$101,752	$20,728	$3,747	$232,634
Income (Loss) from operations	$83,648	$52,352	$3,785	$(17,399)	$122,386

2013
New trailers shipped	43,800	3,050	3,000	(3,050)	46,800
Used trailers shipped	4,300	100	1,300	-	5,700

New Trailers	$1,031,004	$204,812	$82,995	$(71,888)	$1,246,923
Used Trailers	33,443	3,158	12,819	(5)	49,415
Components, parts and service	7,420	106,312	81,405	(14,811)	180,326
Equipment and other	9,378	187,698	4,267	(42,321)	159,022
Total net external sales	$1,081,245	$501,980	$181,486	$(129,025)	$1,635,686

Gross profit	$77,337	$115,096	$20,122	$2,568	$215,123
Income (Loss) from operations	$51,485	$64,808	$2,885	$(15,987)	$103,191

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$146,113	$113,262
Accounts receivable	135,206	120,358
Inventories	177,144	184,173
Deferred income taxes	16,993	21,576
Prepaid expenses and other	10,203	9,632
Total current assets	$485,659	$449,001

Property, plant and equipment	142,892	142,082

Deferred income taxes	-	1,401

Goodwill	149,603	149,967

Intangible assets	137,100	159,181

Other assets	13,397	10,613
	$928,651	$912,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$496	$3,245
Current portion of capital lease obligations	1,458	1,609
Accounts payable	96,213	112,151
Other accrued liabilities	88,690	99,358
Total current liabilities	$186,857	$216,363

Long-term debt	324,777	358,890

Capital lease obligations	5,796	6,851

Deferred income taxes	2,349	1,234

Other noncurrent liabilities	18,040	6,528

Commitments and contingencies

Stockholders' equity	390,832	322,379
	$928,651	$912,245

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2014	2013

Cash flows from operating activities
Net income	$60,930	$46,529
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	16,951	16,550
Amortization of intangibles	21,878	21,786
Net loss on sale of property, plant and equipment	13	140
Loss on debt extinguishment	1,042	1,889
Deferred income taxes	16,573	30,089
Stock-based compensation	7,833	7,480
Accretion of debt discount	4,840	4,643
Changes in operating assets and liabilities
Accounts receivable	(14,848)	(23,691)
Inventories	3,116	6,260
Prepaid expenses and other	(571)	(3,893)
Accounts payable and accrued liabilities	(26,787)	18,082
Other, net	1,665	2,805
Net cash provided by operating activities	$92,635	$128,669

Cash flows from investing activities
Capital expenditures	(19,957)	(18,352)
Acquisition, net of cash acquired	-	(15,985)
Proceeds from sale of property, plant and equipment	87	305
Other	4,113	2,500
Net cash used in investing activities	$(15,757)	$(31,532)

Cash flows from financing activities
Proceeds from exercise of stock options	1,921	600
Borrowings under revolving credit facilities	806	1,166
Payments under revolving credit facilities	(806)	(1,166)
Principal payments under capital lease obligations	(1,898)	(1,700)
Principal payments under term loan credit facility	(42,078)	(62,827)
Principal payments under industrial revenue bond	(475)	(381)
Debt issuance costs paid	-	(981)
Stock repurchase	(1,497)	(35)
Net cash used in financing activities	$(44,027)	$(65,324)

Net increase in cash and cash equivalents	$32,851	$31,813
Cash and cash equivalents at beginning of period	113,262	81,449
Cash and cash equivalents at end of period	$146,113	$113,262

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$19,088	$10,423	$60,930	$46,529
Income tax expense	9,655	7,126	37,532	31,094
Interest expense	5,261	5,944	22,165	26,308
Depreciation and amortization	9,686	9,629	38,829	38,336
Stock-based compensation	2,324	1,955	7,833	7,480
Acquisition expenses and related charges	-	-	-	883
Other non-operating expense (income)	133	560	1,759	(740)
Operating EBITDA	$46,147	$35,637	$169,048	$149,890

	Three Months Ended
	March 31,	June 30,	September 30,
	2014	2014	2014
Net income	$7,296	$16,239	$18,307
Income tax expense	6,484	10,835	10,558
Interest expense	5,717	5,733	5,454
Depreciation and amortization	9,513	9,851	9,779
Stock-based compensation	1,640	1,958	1,911
Other non-operating (income) expense	(32)	1,048	610
Operating EBITDA	$30,618	$45,664	$46,619

Adjusted Earnings:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$19,088	$0.27	$10,423	$0.15	$60,930	$0.86	$46,529	$0.67

Adjustments:
Loss on debt extinguishment, net of taxes	-	-	347	-	645	0.01	1,132	0.02
Acquisition expenses, net of taxes	-	-	-	-	-	-	529	0.01
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	1,041	0.01	-	-
Loss on transitioning Retail branch locations, net of taxes	-	-	-	-	376	0.01	-	-

Adjusted earnings	$19,088	$0.27	$10,770	$0.15	$62,992	$0.89	$48,190	$0.70

Weighted Average # of Diluted Shares O/S	69,685		69,625		71,063		69,081

	Three Months Ended
	March 31, 2014		June 30, 2014		September 30, 2014
	$	Per Share	$	Per Share	$	Per Share

Net Income	$7,296	$0.10	$16,239	$0.23	$18,307	$0.25

Adjustments:
Loss on debt extinguishment, net of taxes	-	-	320	-	323	-
Revaluation of net deferred income tax assets due to changes in statutory tax rates	1,041	0.01	-	-	-	-
Loss on transitioning Retail branch locations, net of taxes	-	-	365	-	-	-

Adjusted earnings	$8,337	$0.12	$16,924	$0.24	$18,630	$0.26

Weighted Average # of Diluted Shares O/S	71,088		71,557		71,919